                                                                    Exhibit 13.4

                            WESTLINKS RESOURCES LTD.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                 SEP-30         DEC-31
                                                                  2000           1999
                                                              ------------    -----------
ASSETS
Current:
  Cash and short term investments...........................  C$     2,735    C$   42,288
  Accounts receivable.......................................     1,943,621        684,787
  Inventory.................................................        43,643
  Advances and prepaid expenses.............................        45,494
                                                              ------------    -----------
                                                                 2,035,493        727,075
Capital assets..............................................    19,796,797      7,016,726
Investments.................................................       680,000
Deferred share issuance costs...............................       438,530
                                                              ------------    -----------
                                                              $ 22,950,820    $ 7,743,801
                                                              ============    ===========
LIABILITIES
Current:
  Accounts payable and accrued liabilities..................  $  3,046,303    $   687,042
  Taxes payable.............................................       848,301
  Current portion of bank loan..............................             0      1,075,000
                                                              ------------    -----------
                                                                 3,894,604      1,762,042
Bank loan...................................................    11,140,000      1,525,000
Future income taxes.........................................       658,749        297,793
Provision for site restoration..............................       254,671        181,332
Shareholders' Equity
  Share capital.............................................     4,960,847      3,663,330
  Retained earnings (deficit)...............................     2,041,949        314,304
                                                                 7,002,796      3,977,634
                                                              ------------    -----------
                                                              $ 22,950,820    $ 7,743,801
                                                              ============    ===========

                            WESTLINKS RESOURCES LTD.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                                  (UNAUDITED)

                                            FOR THE THREE MONTHS          FOR THE NINE MONTHS
                                               ENDED SEPT. 30,              ENDED SEPT. 30,
                                          -------------------------    -------------------------
                                             2000           1999          2000           1999
                                          -----------    ----------    -----------    ----------
Revenue:
  Oil and gas...........................  $ 5,425,568    $  562,883    $11,663,604    $1,387,075
  Royalty costs, net of ARTC............   (1,095,594       (77,791     (2,374,358      (165,116
  Other income..........................            0                            0         1,407
                                          -----------    ----------    -----------    ----------
                                            4,329,974       485,092      9,289,246     1,223,366
Expenses:
  Operating costs.......................    1,388,323       155,757      2,709,548       477,912
  Exploration...........................      232,087         2,655        232,087       148,125
  General and administrative costs......      275,659       410,243        793,395       637,480
  Interest..............................      400,002        34,438        629,638        75,730
  Depletion, depreciation and site
     restoration........................    1,334,909       161,984      2,712,402       451,301
                                          -----------    ----------    -----------    ----------
                                            3,630,979       765,077      7,077,070     1,790,548
Income (loss) before the following......      698,995      (279,985      2,212,176      (567,182
Gain on sale of oil and gas
  properties............................       96,826       103,558        724,726       143,185
Income before income taxes..............      795,821      (176,427      2,936,902      (423,997
Current income taxes....................      848,301                      848,301
Future income taxes.....................     (492,970        47,145        360,956       (69,000
Net income..............................      440,490      (223,572      1,727,645      (354,997
Retained earnings, beginning of
  period................................    1,601,459       310,707        314,304       442,132
                                          -----------    ----------    -----------    ----------
Retained earnings, end of period........  $ 2,041,949    $   87,135    $ 2,041,949    $   87,135
                                          ===========    ==========    ===========    ==========
Common shares outstanding (average).....    4,432,639     2,640,433      4,365,741     2,640,433

                            WESTLINKS RESOURCES LTD.

                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                                  (UNAUDITED)

                                      FOR THE THREE MONTHS              FOR THE NINE MONTHS
                                        ENDED SEPT. 30,                   ENDED SEPT. 30,
                                  ----------------------------    -----------------------------
                                      2000            1999            2000             1999
                                  ------------    ------------    -------------    ------------
Operating:
  Net income....................  C$   440,490    C$   (87,731)   C$  1,727,645    C$  (220,563)
  Items not requiring the outlay
     of cash
     Future income taxes........      (492,970)       (174,626)         360,956        (290,771)
     Deletion, depreciation and
       site restoration.........     1,334,909         161,984        2,712,402         451,301
     Gain on sale of
       properties...............       (96,826)       (103,558)        (724,726)       (143,185)
     Funds generated from
       operations...............     1,185,603        (203,931)       4,076,277        (203,218)
  Change in non-cash working
     capital....................     1,546,133         739,524        1,859,591         200,674
                                  ------------    ------------    -------------    ------------
                                     2,731,736         535,593        5,935,868          (2,544)
Financing:
  Issue of common shares, net of
     share issue costs..........       907,517         408,778        1,297,517         410,354
  Deferred share issue costs....      (156,420)                        (438,530)
  Bank loan.....................      (650,000)      2,340,958        8,540,000       2,790,958
  Promissory Notes..............    (2,237,100)                               0               0
                                  ------------    ------------    -------------    ------------
                                    (2,136,003)      2,749,736        9,398,987       3,201,312
Investing:
  Capital expenditures..........      (857,003)     (4,269,732)     (15,974,478)     (4,288,084)
  Proceeds on disposal of oil &
     gas properties.............       262,070         494,100          850,070         534,799
  Investments...................             0         400,000         (250,000)        400,000
  Site restoration costs........             0            (146)               0            (316)
                                  ------------    ------------    -------------    ------------
                                      (594,933)     (3,375,778)     (15,374,408)     (3,353,601)
Increase (decrease) in cash.....           800         (90,449)         (39,553)       (154,833)
                                  ------------    ------------    -------------    ------------
Cash, beginning of period.......         1,935           9,455           42,288          73,839
                                  ------------    ------------    -------------    ------------
Cash, end of period.............   $     2,735     $   (80,994)    $      2,735     $   (80,994)
                                  ============    ============    =============    ============
